Exhibit 24

POWER OF ATTORNEY

We, the undersigned Directors and Officers of The Black & Decker Corporation (the “Corporation”), hereby constitute and appoint Nolan D. Archibald, Michael D. Mangan and Charles E. Fenton, and each of them, with power of substitution, our true and lawful attorneys-in-fact with full power to sign for us, in our names and in the capacities indicated below, a Registration Statement on Form S-8, and any and all amendments thereto (including post-effective amendments), for the purpose of registering under the Securities Act of 1933, as amended, up to 5,000,000 shares of Common Stock of the Corporation under The Black & Decker 2003 Stock Option Plan.

/s/ NOLAN D. ARCHIBALD Nolan D. Archibald	Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 29, 2003

/s/ NORMAN R. AUGUSTINE Norman R. Augustine	Director	April 29, 2003

/s/ BARBARA L. BOWLES Barbara L. Bowles	Director	April 29, 2003

/s/ M. ANTHONY BURNS M. Anthony Burns	Director	April 29, 2003

/s/ KIM B. CLARK Kim B. Clark	Director	April 29, 2003

/s/ MANUEL A. FERNANDEZ Manuel A. Fernandez	Director	April 29, 2003

/s/ BENJAMIN H. GRISWOLD, IV Benjamin H. Griswold, IV	Director	April 29, 2003

/s/ ANTHONY LUISO Anthony Luiso	Director	April 29, 2003

/s/ MICHAEL D. MANGAN Michael D. Mangan	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 29, 2003

/s/ CHRISTINA M. McMULLEN Christina M. McMullen	Vice President and Controller (Principal Accounting Officer)	April 29, 2003